EXHIBIT 99.1

Premier Exhibitions, Inc. Enters Into Definitive Merger Agreement to Combine With Dinoking Tech Inc.

An Investor Group Will Invest Up to $13.5 Million in Premier as Part of the Transaction

ATLANTA, April 2, 2015 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading provider of museum-quality touring exhibitions around the world ("Premier" or the "Company"), today announced that it has entered into a definitive merger agreement ("Merger Agreement") whereby it will combine with Dinoking Tech Inc. ("DK"). Under the Merger Agreement, the DK shareholders will be entitled to up to 24% of the fully diluted ownership of the Company for all of the issued and outstanding shares of DK. In addition, an Investor Group will provide up to $13.5 million in funding to Premier to repay $8 million of existing debt and $5.5 million for corporate purposes including the completion of the development of "Saturday Night Live: The Exhibition" and "Premier on 5th", the Company's state-of-the-art exhibition and special events center located in New York City. The transaction has been approved by the Board of Directors of Premier. Premier's principal shareholder, Sellers Capital, as well as the directors and officers of the Company have entered into agreements to vote in favor of the transaction. The completion of the transaction is subject to Premier shareholder approval among other customary closing conditions. The merger is expected to be completed in August 2015.

Dinoking Tech Inc., based in Richmond, British Columbia, Canada, is the holding company of Dinosaurs Unearthed, an industry-leading traveling exhibition company with a range of indoor and outdoor exhibition experiences designed to engage and entertain audiences. Current exhibitions include Dinosaurs Alive!, Dinosaurs Unearthed, Extreme Dinosaurs, Xtreme BUGS!, and, to be launched in June 2015 in Australia, Creatures of the Deep.

Strategic Benefits of the Transaction

  Further strengthens Premier's leadership position as the dominant global exhibition provider by combining a number of extremely successful brands
  Leverages DK's existing infrastructure and relationships to expand presence in Asia and other markets
  Provides financing solutions allowing the Company to focus on growth and revenue and content diversification
  Broadens strong operational expertise with a combined management team with a track record of bringing successful and innovative content to market

Mark Sellers, board member and managing member of Sellers Capital, Premier's largest shareholder, said, "By combining Premier's assets with DK's, we've created a stronger company with the scope and capabilities to leverage long-term growth opportunities in the marketplace, including Asia. Daoping Bao has a track record of success and fiscal discipline in the exhibition business and we're excited to have him oversee the combined company. With the infusion of growth capital, Premier's core operating business will finally be stabilized and we can focus on further leveraging existing content by bringing our exhibitions, as well as new content, to previously untapped markets throughout the world. I'm excited about the growth opportunities this merger presents."

"As leaders in the industry, Premier and DK will seek to leverage the combined brand portfolio and capitalize on the significant global opportunities inherent in this transaction. We look to expand our footprint globally, especially in Asia, where we believe there are opportunities for our combined entity to deliver world class exhibitions and other new content," said Daoping Bao, Founder and President of DK.

Summary of Merger Agreement

Under the terms of the agreement, Premier will acquire all outstanding shares of DK, of which Daoping Bao is the principal shareholder, for a total consideration of US$6.4 million payable in Premier shares or shares exchangeable for Premier shares at transaction close. Premier has also agreed to future contingent payments to the DK shareholders of up to US$8.6 million payable in either cash or stock if certain milestones are reached. In addition, an Investor Group will invest up to $13.5 million in Premier through convertible debentures carrying an interest rate of 12% per annum and a conversion price of $4.48 per share. The conversion price represents a premium of approximately 38.5 percent and 32.4 percent to Premier's volume weighted average price for the trailing 30 days and 60 days, respectively. The merger and conversion of the debenture is subject to shareholder approval and expected to take place at the closing of the deal.

Upon the signing of the Merger Agreement, $8.0 million of the proceeds will be used to repay the existing $8.0 million Secured Promissory Note and Guarantee entered into with two affiliates of Pentwater Capital Management LP on September 30, 2014. The remaining $5.5 million will be provided through subsequent capital drawdowns and be primarily used to complete Premier's current development projects and to fund working capital requirements.

Upon the closing of the transaction, the DK shareholders and the Investor Group will hold 47.0% of the outstanding Premier voting shares, subject to additional contingent payments, and the right to nominate four out of seven board members. Mr. Bao will become the Executive Chairman, President and Chief Executive Officer of Premier while DK will become an indirect wholly-owned subsidiary.

Thompson Hine LLP and Gowling Lafleur Henderson LLP served as legal counsel to Premier and DK was represented by Dentons in both Canada and the U.S..

Conference Call for Investors

The Company will hold a conference call with investors at 12:00 pm EDT on Wednesday, April 8, 2015 to further discuss the transaction. U.S. and Canadian participants may dial toll-free: (888) 556-4997; International participants may dial toll: 719-325-2494. Please ask for conference ID: 5798810

About Premier Exhibitions, Inc.

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.

About Dinoking Tech Inc.

Dinoking Tech Inc. is a holding company operating under the name Dinosaurs Unearthed. Dinosaurs Unearthed, located in Richmond, British Columbia, Canada, is an industry-leading traveling exhibition company with a range of exhibition products designed and developed by its creative and innovative team of experts and scientific advisors. Exhibition products include Dinosaurs Unearthed, Dinosaurs Alive!, Extreme Dinosaurs, Xtreme BUGS! and, soon to be launched in June 2015, Creatures of the Deep. The company creates outstanding immersive guest experiences that are engaging, entertaining and grounded in current science. Since the company's launch in 2007, exhibitions have opened to great success throughout North America, Australia, Asia, Europe and the Middle East, inspiring millions of guests in museums, science centers, zoos, amusement parks and other unique venues.

Additional information about Dinosaurs Unearthed is available at www.dinosaursunearthed.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc. most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information about the Merger Agreement and Where to Find It

Premier Exhibitions, Inc. intends to file with the Securities and Exchange Commission (SEC) a preliminary proxy statement in connection with the proposed business combination and will mail a definitive proxy statement and other relevant documents to its shareholders. This press release does not contain all the information that should be considered concerning the business combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed business combination. Premier Exhibitions, Inc.'s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with Premier Exhibitions, Inc.'s solicitation of proxies for the special meeting to be held to approve the business combination, as these materials will contain important information about Premier Exhibitions, Inc. and Dinoking Tech Inc. and the proposed business combination.

The definitive proxy statement will be mailed to shareholders of Premier Exhibitions, Inc. as of a record date to be established for voting on the business combination. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC's Internet site at http://www.sec.gov, or by directing a request to: Premier Exhibitions, Inc., 3340 Peachtree Road, NE, Suite 900, Atlanta, GA 30326, attention: Michael Little.

Participants in the Solicitation

Premier Exhibitions, Inc. and its directors and officers may be deemed participants in the solicitation of proxies to Premier's shareholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in Premier is contained in Premier's proxy statement that was filed with the SEC on January 16, 2015 and will also be contained in the proxy statement for the proposed business combination when available.

CONTACT: Investor Contact:

         Michael J. Little
         Interim President and Chief Executive Officer
         Chief Financial Officer and Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com

         Nancy Brenner
         Managing Director
         (604) 277-0707
         nancy@dinosaursunearthed.com